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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                              --------------------

Date of Report (Date of Earliest Event Reported): JULY 27, 2000

QUIKSILVER, INC.
(Exact Name of Registrant as Specified in Charter)

          DELAWARE                      0-15131                  33-0199426
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)

15202 GRAHAM STREET, HUNTINGTON BEACH, CA                          92649
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's Telephone Number, including Area Code: (714) 889-2200

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 27, 2000, the Registrant's wholly-owned Australian subsidiary, Quiksilver Australia Pty Ltd ("QAPL"), purchased all of the outstanding shares of Quiksilver International Pty Ltd, an Australian company ("Quiksilver International"), from its fifteen shareholders. Quiksilver International owns the worldwide trademark rights to the "Quiksilver" brand name, except in the United States, Mexico and Puerto Rico where the trademark rights are owned by the Registrant. Quiksilver International has granted a total of 17 trademark license agreements, including, among others, agreements for the Registrant's current export business in Canada, Central and South American and for Registrant's European subsidiary, Na Pali.

     Under the terms of the purchase agreements, QAPL paid approximately $23,100,000 million to the shareholders of Quiksilver International at the closing date. In addition, QAPL has an obligation to make two additional payments to certain of the shareholders, one at the end of Quiksilver International's fiscal year ending June 30, 2002 ("First Additional Payment") and the second at the end of Quiksilver International's fiscal year ending June 30, 2005 ("Second Additional Payment"). The amount of the First Additional Payment is based on the net income for the first two years after the closing, and the amount of the Second Additional Payment is based on the net income for the third, fourth and fifth years after the closing. The minimum amount of the First Additional Payment and the Second Additional Payment is $11,870,000 million and $11,235,000 million, respectively. The foregoing discussion is qualified in its entirety by reference to the purchase agreements attached hereto as Exhibits 10.1 and 10.2. The Registrant amended its existing credit facilities, syndicated through Union Bank, to, among other things, increase the aggregate size of the facilities by $10,000,000 in order to fund the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)     EXHIBITS

Exhibit No.          Description of Exhibit
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   10.1              Share Purchase Agreement, dated July 27, 2000, by and among
                     Quiksilver, Inc., Quiksilver Australia Pty Ltd, Quiksilver
                     International Pty Ltd and Shareholders of Quiksilver
                     International Pty Ltd.

   10.2 Minority Shareholder Purchase Agreement, dated July 27, 2000, by and among Quiksilver, Inc., Quiksilver Australia Pty Ltd and Shareholders of Quiksilver International Pty Ltd.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 8, 2000                     QUIKSILVER, INC.


                                           By: /s/ ROBERT B. MCKNIGHT, JR.
                                               ---------------------------------
                                               Robert B. McKnight, Jr.,
                                               Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.          Description of Exhibit
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   10.1              Share Purchase Agreement, dated July 27, 2000, by and among
                     Quiksilver, Inc., Quiksilver Australia Pty Ltd, Quiksilver
                     International Pty Ltd and Shareholders of Quiksilver
                     International Pty Ltd.

   10.2 Minority Shareholder Purchase Agreement, dated July 27, 2000, by and among Quiksilver, Inc., Quiksilver Australia Pty Ltd and Shareholders of Quiksilver International Pty Ltd.